                                                                  Exhibit 10.4.1

                                     Ormesa
                         BLM Geothermal Resources Lease
                                     CA 966

Form 3200-21
(May 1974)

         UNITED STATES                      Serial Number:  CA 966
         DEPARTMENT OF THE INTERIOR                 USGS - KGRA Determination:
         BUREAU OF LAND MANAGEMENT
                                                    EAST MESA KGRA
         GEOTHERMAL RESOURCES LEASE
         [X] Competitive   [ ] Noncompetitive

In consideration of the terms and conditions contained herein, and the grant made hereby, this lease is entered into by the UNITED STATES OF AMERICA
(hereinafter called the "Lessor"), acting through the Bureau of Land Management
(hereinafter called the "Bureau") of the Department of the Interior (hereinafter called the "Department"), and REPUBLIC GEOTHERMAL INC. and CITY OF BURBANK, each as to an undivided 1/2 interest (hereinafter called the "Lessee").

This Lease is made pursuant to the Geothermal Steam Act of 1970 (84 Stat. 1566;
30 U.S.C. 1001--1025) (hereinafter called "the Act") to be effective on August
1, 1974 (hereinafter called the "effective date"). It is subject to all the provisions of the Act and to all the terms, conditions, and requirements of (a)
all regulations promulgated by the Secretary of the Interior (hereinafter called
"the Secretary") in existence upon the effective date, specifically including, but not limited to, 43 CFR Parts 3000 and 3200 and 30 CFR Parts 270 and 271, (b)
all geothermal resources operational orders (hereinafter called "GRO orders")
issued pursuant thereto, all of which are incorporated herein and by reference made a part hereof, and (c) any regulations hereafter issued by the Secretary
(except those inconsistent with any specific provisions of this lease other than regulations incorporated herein by reference) all of which shall, be upon their effective date, incorporated herein and, by reference, made a part hereof.

Sec. 1. GRANT - The Lesser hereby grants and leases to the Lessee the exclusive right and privilege to drill for, extract, produce, remove, utilize, sell, and dispose of geothermal steam and associated geothermal resources, (hereinafter called "geothermal resources"), in or under the following described lands situated within the County of IMPERIAL, State of California.

------------------------------------------------------- -----------------------------------------------------
National Resource Lands                                 Acquired Lands
T.       ; R.     ;        Meridian                     T.       ; R.     ;        Meridian

EAST MESA KGRA
T. 15 S., R. 16 E., SB Mer.
    Sec. 23, E1/2SE1/4;
    Sec. 24, S1/2;
    Sec. 25, All;
    Sec. 26, E1/2NE1/4.

T. 15 S., R. 17 E., SB Mer.
    Sec. 19, S1/2;
    Sec. 20, SW1/4;
    Sec. 29, W1/2;
    Sec. 30, All.

      Total Area        2549.09                         Total Area
------------------------------------------------------- -----------------------------------------------------

Containing 2549.09 acres (hereinafter called the "leased area" or "leased lands"), together with:

     (a) The nonexclusive right to conduct within the leased area geological and geophysical exploration in accordance with applicable regulations; and

     (b) The right to construct or erect and to use, operate, and maintain within the leased area, together with ingress and egress thereupon all wells, pumps, pipes, pipelines, buildings, plants, sumps, brine pits, reservoirs, tanks, waterworks, pumping stations, roads, electric power generating plants, transmission lines, industrial facilities, electric, telegraph or telephone lines, and such other works and structures and to use so much of the surface of the lend as may be necessary or reasonably convenient for the production, utilization, and processing of geothermal resources or to the full enjoyment of the rights granted by this lease, subject to compliance with applicable laws and regulations; Provided that, although the use of the leased area for an electric power generating plant or transmission facilities or a commercial or industrial facility is authorized hereunder, the location of such facilities and the terms of occupancy therefor shall be under separate instruments issued under any applicable laws and regulations; and

         (c) The nonexclusive right to drill potable water wells in accordance with state water laws within the leased area and to use the water produced therefrom for operations on the leased lands free of cost, provided that such drilling and development

are conducted in accordance with procedures approved by the Supervisor of the
Geological Survey (hereinafter called "Supervisor"); and

     (d) The right to convert this lease to a mineral lease under the Mineral
Leasing Act of February 25, 1920, as amended, and supplemented (30 U.S.C.
181--287) or under the Mineral Leasing Act for Acquired Lands (30 U.S.C.
351--359), whichever is appropriate, if the leasehold is primarily valuable for the production of one or more valuable by-products which are leasable under those statutes, and the lease is incapable of commercial production or utilization of geothermal steam: Provided that, an application is made therefor prior to the expiration of the lease extension by reason of by-product production as hereinafter provided, and subject to all the terms and conditions of said appropriate Acts. The Lessee is also granted the right to locate mineral deposits under the mining laws (30 U.S.C. 21-54), which would constitute by-products if commercial production or utilization of geothermal steam continued, but such a location to be valid must be completed within ninety (90)
days after the termination of this lease. Any conversion of this lease to a mineral lease or a mining claim is contingent on the availability of such lands for this purpose at the time of the conversion. If the lands are withdrawn or acquired to aid of a function of any Federal Department or agency, the mineral lease or mining claim shall be subject to such additional terms and conditions as may be prescribed by such Department or agency for the purpose of making operations thereon consistent with the purposes for which these lands are administered; and

     (e) The right without the payment of royalties hereunder, to reinject into the leased lands geothermal resources and condensates to the extent that such resources and condensates are not utilized, but their reinjection is necessary for operations under this lease in the recovering or processing of geothermal resources. If the Lessee, pursuant to any approved plan, disposes of the unusable brine and produced waste products into underlying formations, he may do so without the payment of royalties.

Sec. 2. TERM

     (a) This lease shall be for a primary term of ten (10) years from the effective date and so long thereafter as geothermal steam is produced or utilized in commercial quantities but shall in no event continue for more then forty (40) years after the end of the primary term. However, if at the end of that forty-year period geothermal steam is being produced or utilized in commercial quantities, and the leased lands are not needed for other purposes, the Lessee shall have a preferential right to a renewal of this lease for a second forty-year term in accordance with such terms and conditions as the
Lessor deems appropriate.

     (b) If actual drilling operations are commenced on the leased lands or under an approved plan or agreement on behalf of the leased lands prior to the end of the

primary term, and are being diligently prosecuted at the end of the primary term, this lease shall be extended for five (5) years and so long thereafter, but not more than thirty-five (35) years, as geothermal steam is produced or utilized in commercial quantities. If at the end of such extended term geothermal steam is being produced or utilized in commercial quantities, the
Lessee shall have a preferential right to a renewal for a second term as in (a)
above.

     (c) If the Lessor determines at any time after the primary term that this lease is incapable of commercial production and utilization of geothermal steam, but one or more valuable by-products are or can be produced in commercial quantities, this lease shall be extended for so long as such by-products are produced in commercial quantities but not for more than five (5) years from the date of such determination.

Sec. 3. RENTALS AND ROYALTIES

     (a) Annual Rental - For each lease year prior to the commencement of production of geothermal resources in commercial quantities on the leased lands, the Lessee shall pay the Lessor on or before the anniversary date of the lease a rental of $2.00 for each acre or fraction thereof.

     (b) Escalating Rental - Beginning with the sixth lease year and for each year thereafter until the lease year beginning on or after the commencement of production of geothermal resources in commercial quantities, the Lessee shall pay on or before the anniversary date of the lease an escalated rental in an amount per acre or fraction thereof equal to the rental per acre for the preceding year and an additional sum of one (1) dollar per acre or fraction thereof. If the lease is extended beyond ten (10) years for reasons other than the commencement of production of geothermal resources in commercial quantities, the rental for the eleventh year and for each lease year thereafter until the lease year beginning on or after the commencement of such production will be the amount of rental for the tenth lease year. If any expenditures are made in any lease year for diligent exploration on the leased lands in excess of the minimum required expenditures for that year, the excess may be credited against any rentals in excess of $6.00 per acre or fraction thereof due the Lessor for that or any future year.

     (c) Royalty - On or before the last day of the calendar month after the month of commencement of production in commercial quantities of geothermal resources and thereafter on a monthly basis, the Lessee shall pay to the Lessor:

          (1) A royalty of 10 percent on the amount or value of steam, or any other form of heat or other associated energy produced, processed, removed, sold, or utilized from this lease or reasonably susceptible to sale or utilization by the Lessee.

          (2) A royalty of 5 percent of the value of any by-product derived from production under this lease, produced, processed, removed, sold, or utilized from this lease or reasonably susceptible of sale or utilization by the Lessee, except that as to any by-product which is a mineral named in Sec. 1 of the
Mineral Leasing Act of February 25, 1920, as amended, (30 U.S.C. 181), the rate of royalty for such mineral shall be the same as that provided in that statute and the maximum rate of royalty for such mineral shall not exceed the maximum royalty applicable under that statute.

          (3) A royalty of 5 percent of the value of commercially demineralized water which has been produced from the leased lands, and has been sold or utilized by the Lessee or is reasonably susceptible of sale or utilization by the Lessee. In no event shall the Lessee pay to the Lessor, for the lease year beginning on or after the commencement of production in commercial quantities on the leased lands or any subsequent lease year, a royalty of less than two (2)
dollars per acre or fraction thereof. If royalty paid on production during the lease year has not satisfied this requirement, the Lessee shall pay the difference on or before the expiration date of the lease year for which it is paid.

     (d) Waiver and Suspension of Rental and Royalties - Rentals or royalties may be waived, suspended, or reduced pursuant to the applicable regulations on the entire leasehold or any portion thereof in the interest of conservation or for the purpose of encouraging the greatest ultimate recovery of geothermal resources if the Lessor determines that it is necessary to do so to promote such development, or because the lease cannot be successfully operated under the terms fixed herein.

     (e) Undivided Fractional Interests - Where the interest of the Lessor in the geothermal resources underlying any tract or tracts described in Sec. 1 is an undivided fractional interest, the rentals and royalties payable on account of each such tract shall be in the same proportion to the rentals and royalties provided in this lease as the individual fractional interest of the Lessor in the geothermal resources underlying such tract is to the full fee interest.

     (f) Readjustments - Rentals and royalties hereunder may be readjusted in accordance with the Act and regulations to rates not in excess of the rates provided therein, and at not less than twenty (20) year intervals beginning thirty-five (35) years after the date geothermal steam is produced from the lease as determined by the Supervisor.

Sec. 4. PAYMENTS - It is expressly understood that the Secretary may establish the values and minimum values of geothermal resources to compute royalties in accordance with the applicable regulations. Unless otherwise directed by the
Secretary, all payments to the Lessor will be made as required by the regulations. If there is no well on the leased

                                        6

lands capable of producing geothermal resources in commercial quantities, the failure to pay rental on or before the anniversary date shall cause the lease to terminate by operation of law except as provided by Sec. 3244.2 of the regulations. If the time for payment falls on a day on which the proper office to receive payment is closed, payment shall be deemed to be made on time if made on the next official working day.

Sec. 5. BONDS - The Lessee shall file with the Authorized Officer of the Bureau
(hereinafter called the "Authorized Officer") shall maintain at all times the bonds required under the regulations to be furnished as a condition to the issuance of this lease or prior to entry on the leased lands in the amounts established by the Lessor and to furnish such additional bonds or security as may be required by the Lessor upon entry on the lands or after operations or production have begun.

Sec. 6. WELLS

     (a) The Lessee shall drill and produce all wells necessary to protect the leased land from drainage by operations on lands not the property of the Lessor, or other lands of the Lessor leased at a lower royalty rate, or on lands as to which royalties and rentals are paid into different funds from those into which royalties under this lease are paid. However, in lieu of any part of such drilling and production, with the consent of the Supervisor, the Lessee may compensate the Lessor in full each month for the estimated loss of royalty through drainage in the amount determined by said Supervisor.

     (b) At the Lessee's election, and with the approval of the Supervisor, the
Lessee shall drill and produce other wells in conformity with any system of well spacing or production allotments affecting the field or area in which the leased lands are situated, which is authorized by applicable law.

     (c) After due notice in writing, the Lessee shall diligently drill and produce such wells as the Supervisor shall require so that the leased lands may be properly and timely developed and for the production of geothermal steam and its by-products, including commercially demineralized water for beneficial uses in accordance with applicable state laws. However, the Supervisor may waive or modify the requirements of this subparagraph (c) in the interest of conservation of natural resources or for economic feasibility or other reasons satisfactory to him. If the products or by-products of geothermal production from wells drilled on this lease are susceptible of producing commercially demineralized water for beneficial uses, and a program therefor is not initiated with due diligence, the Lessor may at its option elect to take such products or by-products and the Lessee shall deliver all or any portion thereof to the
Lessor at any point in the Lessee's geothermal gathering or disposal system without cost to the Lessee, if the Lessee's activities, under the lease, would not be impaired and such delivery would otherwise be consistent with field and operational requirements. The retention of this

option by the Lessor shall in no way relieve the Lessee from the duty of producing commercially demineralized water where required to do so by the
Lessor, except when the option is being exercised and then only with respect to wells where it is being exercised, or limit the Lessor's right to take any action under Sec. 25 to enforce that requirement.

Sec. 7. INSPECTION - The Lessee shall keep open at all reasonable times for the inspection of any duly authorized representative of the Lessor the leased lands and all wells, improvements, machinery, and fixtures thereon and all production reports, maps, records, books, and accounts relative to operations under the lease, and well logs, surveys, or investigations of the leased lands.

Sec. 8. CONDUCT OF OPERATIONS - The Lessee shall conduct all operations under this lease in a workmanlike manner and in accordance with all applicable statutes, regulations, and GRO orders, and all other appropriate directives of the Lessor to prevent bodily injury, danger to life or health, or property damage, and to avoid the waste of resources, and shall comply with all requirements which are set forth in 43 CFR Group 3200, including, but not limited to, Sub-part 3204, or which may be prescribed by the Lessor pursuant to the regulations, and with the special stipulations which are attached to the lease, all of which are specifically incorporated into this lease. A breach of any term of this lease, including the stipulations attached hereto, will be subject to all the provisions of this lease with respect to remedies in case of default. Where any stipulation is inconsistent with a regular provision of this lease, the stipulation shall govern.

Sec. 9. INDEMNIFICATION

     (a) The Lessee shall be liable to the Lessor for any damage suffered by the
Lessor in any way arising from or connected with the Lessee's activities and operations conducted pursuant to this lease, except where damage is caused by employees of the Lessor acting within the scope of their authority.

     (b) The Lessee shall indemnify and hold harmless the Lessor from all claims arising from or connected with the Lessee's activities and operations under this lease.

     (c) In any case where liability without fault is imposed on the Lessee pursuant to this section, and the damages involved were caused by the action of a third party, the rules of subrogation shall apply in accordance with the law of the jurisdiction where the damage occurred.

Sec. 10. CONTRACTS FOR SALE OR DISPOSAL OF PRODUCTS - The Lessee shall file with the Supervisor not later than thirty (30) days after the effective date thereof any

                                        8

contract, or evidence of other arrangement for the sale or disposal of geothermal resources.

Sec. 11. ASSIGNMENT OF LEASE OR INTEREST THEREIN - Within ninety (90) days from the date of execution thereof, the Lessee shall file for approval by the
Authorized Officer any instruments of transfer made of this lease or of any interest therein, including assignments of record title and working or other interests.

Sec. 12. REPORTS AND OTHER INFORMATION - At such times and in such form as the
Lessor may prescribe, the Lessee shall comply with all reporting requirements of the geothermal resources leasing, operating, and unit regulations and shall submit quarterly reports containing the data which it has collected through the monitoring of air, land, and water quality and all other data pertaining to the effect on the environment by operations under the lease. The Lessee shall also comply with such other reporting requirements as may be imposed by the
Authorized Officer or the Supervisor. The Lessor may release to the general public any reports, maps, or other information submitted by the Lessee except geologic and geophysical interpretations, maps, or data subject to 30 CFR 270.79 or unless the Lessee shall designate that information as proprietary and the
Supervisor or the Authorized Officer shall approve that designation.

Sec. 13. DILIGENT EXPLORATION - In the manner required by the regulations, the
Lessee shall diligently explore the leased lands for geothermal resources until there is production in commercial quantities applicable to this lease. After the fifth year of the primary term the Lessee shall make at least the minimum expenditures required to qualify the operations on the leased lands as diligent exploration under the regulations.

Sec. 14. PROTECTION OF THE ENVIRONMENT (LAND, AIR AND WATER) AND IMPROVEMENTS -
The Lessee shall take all mitigating actions required by the Lessor to prevent:
(a) soil erosion or damage to crops or other vegetative cover on Federal or non-Federal lands in the vicinity; (b) the pollution of land, air, or water; (c)
land subsidence, seismic activity, or noise emissions; (d) damage to aesthetic and recreational values; (e) damage to fish or wildlife or their habitats; (f)
damage to or removal of improvements owned by the United States or other parties; or (g) damage to or destruction or loss of fossils, historic or prehistoric ruins, or artifacts. Prior to the termination of bond liability or at any other time when required and to the extent deemed necessary by the
Lessor, the Lessee shall reclaim all surface disturbances as required, remove or cover all debris or solid waste, and, so far as possible, repair the offsite and onsite damage caused by his activity or activities incidental thereto, and return access roads or trails and the leased lands to an acceptable condition including the removal of structures, if required. The Supervisor or the
Authorized Officer shall prescribe the steps to be taken by Lessee to protect the surface and the environment and for the restoration of the leased lands and other lands affected by operations on the leased lands and

                                        9

improvements thereon, whether or not the improvements are owned by the United
States. Timber or mineral materials may be obtained only on terms and conditions imposed by the Authorized Officer.

Sec. 15. WASTE - The Lessee shall use all reasonable precautions to prevent waste of natural resources end energy, including geothermal resources, or of any minerals, and to prevent the communication of water or brine zones with any oil, gas, fresh water, or other gas or water bearing formations or zones which would threaten destruction or damage to such deposits. The Lessee shell monitor noise, air, and water quality conditions in accordance with any orders of the
Supervisor.

Sec. 16. MEASUREMENTS - The Lessee shall gauge or otherwise measure all production, sales, or utilization of geothermal resources and shall record the same accurately in records as required by the Supervisor. Reports on production, sales, or utilization of geothermal resources shall be submitted in accordance with the terms of this lease and the regulations.

Sec. 17. RESERVATIONS TO LESSOR - All rights in the leased area not granted to the Lessee by this lease are hereby reserved to the Lessor. Without limiting the generality of the foregoing such reserved rights include:

     (a) Disposal - The right to sell or otherwise dispose of the surface of the leased lands or any resource in the leased lands under existing laws, or laws hereafter enacted, subject to the rights of the Lessee under this lease;

     (b) Rights-of-way - The right to authorize geological and geophysical explorations on the leased lands which do not interfere with or endanger actual operations under this lease, and the right to grant such easements or rights-of-way for joint or several use upon, through or in the leased area for steam lines and other public or private purposes which do not interfere with or endanger actual operations or facilities constructed under this lease;

     (c) Mineral Rights - The ownership of and the right to extract oil, hydrocarbon gas, and helium from all geothermal steam and associated geothermal resources produced from the leased lands;

     (d) Casing - The right to acquire the well and casing at the fair market value of the casing where the Lessee finds only potable water, and such water is not required in lease operations; and

     (e) Measurements - The right to measure geothermal resources and to sample any production thereof.

                                       10

Sec. 18. ANTIQUITIES AND OBJECTS OF HISTORIC VALUE - The Lessee shall immediately bring to the attention of the Authorized Officer any antiquities or other objects of historic or scientific interest, including but not limited to historic or prehistoric ruins, fossils, or artifacts discovered as a result of operations under this lease, and shall leave such discoveries intact. Failure to comply with any of the terms and conditions imposed by the Authorized Officer with regard to the preservation of antiquities may constitute a violation of the
Antiquities Act (16 U.S.C. 431-433). Prior to operations, the Lessee shall furnish to the Authorized Officer a certified statement that either no archaeological values exist or that they may exist on the leased lands to the best of the of the Lessee's knowledge and belief and that they might be impaired by geothermal operations. If the Lessee furnishes a statement that archaeological values may exist where the land is to be disturbed or occupied, the Lessee will engage a qualified archaeologist, acceptable to the Authorized
Officer, to survey and salvage, in advance of any operations, such archaeological values on the lands involved. The responsibility for the cost for the certificate, survey, and salvage will be borne by the Lessee, and such salvaged property shall remain the property of the Lessor or the surface owner.

Sec. 19. DIRECTIONAL DRILLING - A directional well drilled under the leased area from a surface location on nearby land not covered by the lease shall be deemed to have the same affect for all purposes of this lease as a well drilled from a surface location on the leased area. In such circumstances, drilling shall be considered to have been commenced on the nearby land for the purposes of this lease, and production of geothermal resources from the leased area through any directional well located on nearby land, or drilling or reworking of any such directional well shall be considered production or drilling or reworking operations (as the case may be) on the leased area for all purposes of this lease. Nothing contained in this section shall be construed as granting to the
Lessee any right in any land outside the leased area.

Sec. 20. OVERRIDING ROYALTIES - The Lessee shall not create overriding royalties of less than one-quarter (1/4) of one percent of the value of output nor in excess of 50 percent of the rate of royalty due to the Lessor specified in Sec.
3 of this lease except as otherwise authorized by the regulations. The Lessee expressly agrees that the creation of any overriding royalty which does not provide for a prorated reduction of all overriding royalties so that the aggregate rate of royalties does not exceed the maximum rate permissible under this section, or the failure to suspend an overriding royalty during any period when the royalties due to the Lessor have been suspended pursuant to the terms of this lease, shall constitute a violation of the lease terms.

Sec. 21. READJUSTMENT OF TERMS AND CONDITIONS - The terms and conditions of this lease other then those related to rentals and royalties may be readjusted in accordance with the Act at not less than ten-year intervals beginning ten (10)
years

                                       11

after the date geothermal steam is produced from the leased premises as determined by the Supervisor.

Sec. 22. COOPERATIVE OR UNIT PLAN - The Lessee agrees that it will on its own, or at the request of the Lessor where it is determined to be necessary for the conservation of the resource or to prevent the waste of the resource, subscribe to and operate under any reasonable cooperative or unit plan for the development and operation of the, area, field, or pool, or part thereof embracing the lands subject to this lease as the Secretary may determine to be practicable and necessary or advisable in the interest of conservation. In the event the leased lands are included within a unit, the terms of this lease shall be deemed to be modified to conform to such unit agreement. Where any provision of a cooperative or unit plan of development which has been approved by the Secretary, and which by its terms affects the leased area or any part thereof, is inconsistent with a provision of this lease, the provisions of such cooperative or unit plan shall govern.

Sec. 23. RELINQUISHMENT OF LEASE - The Lessee may relinquish this entire lease or any officially designated subdivision of the leased area in accordance with the regulations by filing in the proper BLM office a written relinquishment, in triplicate, which shall be effective as of the data of filing. No relinquishment of this lease or any portion of the leased area shall relieve the Lessee or its surety from any liability for breach of any obligation of this lease, including the obligation to make payment of all accrued rentals and royalties and to place all wells in the leased lands to be relinquished in condition for suspension or abandonment, and to protect or restore substantially the surface or subsurface resources in a manner satisfactory to the Lessor.

Sec. 24. REMOVAL OF PROPERTY ON TERMINATION OR EXPIRATION OF LEASE

     (a) Upon the termination or expiration of this lease in whole or in part, or the relinquishment of the lease in whole or in part, as herein provided, the
Lessee shall within a period of ninety (90) days (or such longer period as the
Supervisor may authorize because of adverse climatic conditions) thereafter remove from the leased lands, no longer subject to the lease all structures, machinery, equipment, tools, and materials in accordance with applicable regulations and orders of the Supervisor. However, the Lessee shall, for a period of not more then six (6) months, continue to maintain any such property needed in the relinquished area, as determined by the Supervisor, for producing wells or for drilling or producing geothermal resources on other leases.

     (b) Any structures, machinery, equipment, tools, appliances, and materials, subject to removal by the Lessee, as provided above, which are allowed to remain on the leased lands shall become the property of the Lessor on expiration of the
90-day period or any extension of that period which may be granted by the
Supervisor. If the Supervisor

                                       12

directs the Lessee to remove such property, the Lessee shall do so at its own expense, or if it fails to do so within a reasonable period, the Lessor may do so at the Lessee's expense.

Sec. 25. REMEDIES IN CASE OF DEFAULT

     (a) Whenever the Lessee fails to comply with any of the provisions of the
Act, or the terms and stipulations of this lease, or of the regulations issued under the Act, or of any order issued pursuant to those regulations, and that default shall continue for a period of thirty (30) days after service of notice by the Lessor, the Lessor may (1) suspend operations until the requested action is taken to correct the noncompliance, or (2) cancel the lease in accordance with Sec. 12 of the Act (30 U.S.C. 1011). However, the 30-day notice provision applicable to this lease under Sec. 12 of the Act shall also apply as a prerequisite to the institution of any legal proceedings by the Lessor to cancel this lease while it is in a producing status. Nothing in this subsection shall be construed to apply to, or require any notice with respect to any legal action instituted by the Lessor other than an action to cancel the lease pursuant to
Sec. 12 of the Act.

     (b) Whenever the Lessee fails to comply with any of the provisions of the
Act, or of this lease, or the regulations, or of any GRO Orders, or other orders, and immediate action is required, the Lessor without waiting for action by the Lessee may enter on the leased lends and take such measures as it may deem necessary to correct the failure, including a suspension of operations or production, all at the expense of the Lessee.

     (c) A waiver of any particular violation of the provisions of the Act, or of this lease, or of any regulations promulgated by the Secretary under the Act, shall not prevent the cancellation of this lease or the exercise of any other remedy or remedies under paragraphs (a) and (b) of this section by reason of any other such violation, or for the same violation occurring at any other time.

     (d) Nothing herein shall limit or effect the Lessee's right to a hearing and appeal as provided in Sec. 12 of the Act and in the regulations promulgated thereunder.

     (e) Upon cancellation, the Lessee shall remove all property in accordance with Sec. 24 hereof, and shall restore the leased lands in a manner acceptable to the Lessor or as may be otherwise required by the Lessor.

Sec. 26. HEIRS AND SUCCESSORS IN INTEREST - Each obligation hereunder shall extend to and be binding upon, and every benefit hereof shall inure to, the heirs, executors, administrators, successors, or assigns, of the respective parties hereto.

                                       13

Sec. 27. UNLAWFUL INTEREST - No Member of, or Delegate to Congress, or Resident
Commissioner, after his election or appointment, either before or after he has qualified, and during his continuance in office, and no officer, agent, or employee of the Department shall be admitted to any share or part in this lease or derive any benefit that may arise therefrom; and the provisions of Sec. 3741 of the Revised Statutes (41 U.S.C. Sec. 22), as amended, and Sections 431, 432, and 433 of Title 18 of the United States Code, relating to contracts made or entered into, or accepted by or on behalf of the United States, form a part of this lease so far as the same may be applicable.

Sec. 28. MONOPOLY AND FAIR PRICES - The Lessor reserves full power and authority to protect the public interest by promulgating and enforcing all orders necessary to insure the sale of the production from the leased lands at reasonable prices, to prevent monopoly, and to safeguard the public interest.

Sec. 29. EQUAL OPPORTUNITY CLAUSE - The Lessee agrees that, during the performance of this contract:

     (1) The Lessee will not discriminate against any employee or applicant for employment because of race, color, religion, sex, or national origin. The Lessee will take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to their race, color, religion, sex, or national origin. Such action shall include, but not be limited to the following: employment, upgrading, demotion, or transfer; recruitment or recruitment advertising, layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The Lessee agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided by the Lessor setting forth the provisions of this Equal Opportunity clause.

     (2) The Lessee will, in all solicitations or advertisements for employees placed by or on behalf of the Lessee, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex, or national origin.

     (3) The Lessee will send to each labor union or representative of workers with which Lessee has a collective bargaining agreement or other contract or understanding, a notice, to be provided by the Lessor, advising the labor union or workers' representative of the Lessee's commitments under this Equal
Opportunity clause, and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

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     (4) The Lessee will comply with all provisions of Executive Order No. 11246 of September 24, 1965, as amended, and of the rules, regulations, and relevant orders of the Secretary of Labor.

     (5) The Lessee will furnish all Information and reports required by
Executive Order No. 11246 of September 24, 1965, as amended, and by the rules, regulations, and orders of the Secretary of Labor, or pursuant thereto, and will permit access to its books, records, and accounts by the Secretary of the
Interior and the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations, and orders.

     (6) In the event of the Lessee's noncompliance with the Equal Opportunity clause of this lease or with any of said rules, regulations, or orders, this lease may be canceled, terminated or suspended in whole or in part and the
Lessee may be declared ineligible for further Federal Government contracts or leases in accordance with procedures authorized in Executive Order No. 11246 of
September 24, 1965, as amended, and such other sanctions as may be imposed and remedies invoked as provided in Executive Order No. 11246 of September 24, 1965, as amended, or by rule, regulation, or order of the Secretary of Labor, or as otherwise provided by law.

     (7) The Lessee will include the provisions of Paragraphs (1) through (7) of this Section (29) in every contract, subcontract or purchase order unless exempted by rules, regulations, or orders of the Secretary of Labor Issued pursuant to Section 204 of Executive Order No. 11246 of September 24, 1965. as
amended, so that such provisions will be binding upon each contractor, subcontractor, or subcontract, or purchase order as the Secretary may direct as a means of enforcing such provisions including sanctions for noncompliance;
provided, however, that in the event the Lessee becomes involved in, or is threatened with, litigation with a contractor, subcontractor, or vendor as a result of such direction by the Secretary, the Lessee may request the Lessor to enter into such litigation to protect the interests of the Lessor.

Sec. 30. CERTIFICATION OF NONSEGREGATED FACILITIES - By entering into this lease, the Lessee certifies that it does not and will not maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not and will not permit its employees to perform their services at any location, under its control, where segregated facilities are maintained. The
Lessee agrees that a breech of this certification is a violation of the Equal
Opportunity clause of this lease. As used in this certification, the term
"segregated facilities" means, but is not limited to, any waiting rooms, work areas, rest rooms and wash rooms, or restaurants or other eating areas, time clocks, or locker rooms, and other storage or dressing rooms, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees which are segregated by explicit directive, or are in fact segregated on the basis of race, color, religion, or national origin because of habit, local

                                       15

custom, or otherwise. Lessee further agrees that (except where it has obtained identical certifications from proposed contractors and subcontractors for specific time periods) it will obtain identical certifications from proposed contractors and subcontractors prior to the award of contracts or subcontracts exceeding $10,000 which are not exempt from the provisions of the Equal
Opportunity clause; that it will retain such certifications in its files; and
that it will forward the following certification to such proposed contractors and subcontractors (except where the proposed contractor or subcontractor has submitted identical certifications for specific time periods); it will notify prospective contractors and subcontractors of requirement for certification of nonsegregated facilities. A Certification of Nonsegregated Facilities, as required by the May 9, 1967 Order (32 F.R. 7439, May 19, 1967) on Elimination of
Segregated Facilities, by the Secretary of Labor, must be submitted prior to the award of a contract or subcontract exceeding $10,000 which is not exempt from the provisions of the Equal Opportunity clause. The certification may be submitted either for each contract and subcontract or for all contracts and subcontracts during a period (i.e., quarterly, semiannually, or annually).

Sec. 31. SPECIAL STIPULATIONS - (stipulations, if any, are attached hereto and made a part hereof)

Attachment "A"

ATTEST:

/s/ Evelyn L. Haley
------------------------------------
Evelyn L. Haley, City Clerk

In witness whereof the parties have executed his lease.

Lessee:

REPUBLIC GEOTHERMAL, INC.

BY:

/s/ Timothy M. Evans
------------------------------------
Timothy M. Evans

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CITY OF BURBANK, A MUNICIPAL CORP.

BY: /s/ Joseph N. Baker
   ---------------------------------
Joseph N. Baker, City Manager

July 1, 1974
[SEAL]

THE UNITED STATES OF AMERICA, Lessor:

BY: /s/ Indecipherable
   ---------------------------------
Chief, Branch of Lands and Minerals Operations,
Division of Technical Services
Sacramento, California  95825

July 10, 1975

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